                                                                Exhibit 4

                     CERTIFICATE OF THE POWERS, DESIGNATION,
                     PREFERENCES, RIGHTS AND LIMITATIONS OF

                           Convertible Preferred Stock

                                       of

                               FEDDERS CORPORATION

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware

                  FEDDERS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article Third of its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors o(pound) the Corporation at its meeting on [May 31, 1996] duly adopted a resolution providing for the designation of a series of _________ shares of Convertible Preferred Stock, which resolution is as follows:

                  RESOLVED, that pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation (hereinafter referred to as the "Certificate of Incorporation"), the Board of Directors does hereby authorize the designation of a series of Preferred Stock, par value $1.00 per share, to be known as the Convertible Preferred Stock and to the extent that the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, are not set forth in the Certificate of Incorporation, does hereby fix and herein state and express such voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Corporation's Certificate of Incorporation shall have herein the meanings provided therein):

         (A)      DESIGNATION AND SIZE OF ISSUE

                  The distinctive designation of the series shall be "Convertible Preferred Stock" (hereinafter referred to as this "Series"). The number of shares which shall constitute this Series shall be _________ shares. Each share of this Series shall have a par value of $1.00.

         (B)      DIVIDENDS

                  (1) The annual rate of dividends payable on each share of this Series shall be $____.

                  (2) Dividends shall be payable in cash, quarterly on the first day of April, July, October and January of each year, commencing [July 1, 1996] (each such date hereinafter referred to as a "Dividend Payment Date"), except that if such date is not a Business Day (as hereinafter defined), then such dividend shall be payable on the next succeeding calendar day which is a Business Day. The amount of dividends payable on shares of this Series for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in Section (B)(1). Dividends payable on shares of this Series for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months, Dividends shall be payable to the record holders of shares of this Series as of the close of business on a date, not more than sixty (60) days preceding the payment date thereof, fixed by the Board of Directors of the Corporation. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to record holders of shares of this Series as of the close of business on a date, not more than sixty (60) days preceding the payment date thereof, fixed by the Board of Directors of the Corporation. As used in this resolution, the term "Business Day" means a day other than Saturday or Sunday and other than a day on which banking institutions in New York, New York are authorized by law or executive order to close.

                  (3) Dividends payable on shares of this Series shall be cumulative and shall accumulate from the date of issuance of such shares. Accumulations of dividends shall not bear interest.

                  (4) Except as hereinafter provided, so long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to this Series as to dividends and upon liquidation (collectively, the "Junior Stock")) shall be declared or paid or set aside for payment, and no other distribution shall be declared or made, upon the Junior Stock or upon any other stock of the Corporation ranking on a parity with this Series as to dividends or upon liquidation, nor shall any Junior Stock nor any other stock of the Corporation ranking on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock of the Corporation), unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or contemporaneously are declared and paid through the Dividend Payment Date next preceding the payment date of such dividend or distribution or the date of such redemption, purchase or acquisition. When dividends are not paid in full upon the shares of this Series and any other stock of the Corporation ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other stock of the Corporation ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other stock bear to each other. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

         (C)      REDEMPTION

                  (1) The Corporation, at the option of the Board of Directors, may redeem at any time or from time to time all or any part of the outstanding shares of this Series. The redemption price for each share of this Series called for redemption shall be $6.25 plus unpaid dividends to the Dividend Payment Date next preceding the date fixed for redemption (the "Redemption Price"). At the option of the Corporation, the Redemption Price may be paid, in whole or in part, in cash or in equivalent value of Class A Stock of the Corporation.

                  (2) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

                  (3) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price and the form in which the Redemption Price is to be paid; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the conversion rate at the time applicable.

                  (4)    If notice shall have been given as provided in Section
(C)(3) and the Corporation shall have provided moneys at the time and place specified for the payment of the Redemption Price pursuant to such notice, then from and after the redemption date, dividends on the shares of this Series so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price without interest) shall cease. Upon surrender (in accordance with the notice) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

                  (5) Any shares of this Series which have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

                  (6) Notwithstanding the foregoing provisions of this Section (C), no shares of this Series shall be redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series, unless the full cumulative dividends on all outstanding shares of this Series and any other Preferred Stock ranking on a parity with this Series shall have been paid or contemporaneously are declared and paid through the Dividend Payment Date next preceding the date of such redemption, purchase or other acquisition.

         (D)      CONVERSION RIGHTS

                  (1) Each holder of a share of this Series shall have the right, at any time, or, as to any share of this Series called for redemption, at any time prior to the close of business on the date fixed for such redemption, to convert such share into fully paid and nonassessable shares of Class A Stock of the Corporation at a rate of one share of Class A Stock, subject to adjustment as provided in this Section (D).

                  (2) If any shares of this Series are surrendered for conversion subsequent to the record date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption on a redemption date between such record date or Dividend Payment Date), the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Except as provided in this Section (D)(2), no adjustments in respect of or payments of dividends on shares surrendered for conversion or any dividend on the Class A Stock issued upon conversion shall be made upon the conversion of any shares of this Series.

                  (3) The Corporation shall not be required, in connection with any conversion of shares of this Series, to issue a fraction of a share of its Class A Stock, but in lieu thereof the Corporation shall, subject to Section
(D)(6)(f), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price per share of the Class A Stock on the last Trading Day prior to the date of conversion.

                  (4) Any holder of shares of this Series electing to convert such shares into Class A Stock shall surrender the certificate or certificates for such shares at the office of the Transfer Agent therefor (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as practicable (subject to Section
(D)(6)(f) hereof) after such deposit of certificates for shares of this Series, accompanied by the written notice above prescribed and the payment of cash in the amount required by Section (D)(2), issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Class A Stock and the cash, if any, to which such holder is entitled upon such conversion.

                  (5) Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of this Series to be converted, and the giving of written notice and payment, as prescribed in Section (D)(4); and the person entitled to receive the Class A Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Class A Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose, but certificates for shares of Class A Stock shall be issued and delivered as soon as practicable after the opening of such books.

                  (6) The conversion rate shall be adjusted from time to time as follows:

                         (a) In case the Corporation shall, at any time or from
                  time to time while any of the shares of this Series are outstanding, (i) pay a dividend in shares of its Class A Stock, (ii) subdivide its outstanding shares of Class A Stock, or (iii) combine its outstanding shares of Class A Stock into a smaller number of shares, the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned or have been entitled to receive immediately following such action had such shares of this Series been converted immediately prior thereto. An adjustment made pursuant to this Section (D)(6)(a) shall become effective retroactively to immediately after the opening of business on the day following the record date in the case of a dividend and shall become effective immediately after the opening of business on the day following the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this Section (D)(6)(a), the holder of any shares of this Series thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

                           (b) In case the Corporation shall, at any time or
                  from time to time while any of the shares of this Series are outstanding, issue rights or warrants to all holders of shares of its Class A Stock entitling them to subscribe for or purchase shares of Class A Stock (or securities convertible into or exchangeable for Class A Stock) at a price per share less than the current market price per share of Class A Stock (as defined in Section (D)(6)(d)), at such record date, the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Class A Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Class A Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Class A Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. For the purposes of this Section (D)(6)(b), the issuance of rights or warrants to subscribe for or purchase securities convertible into Class A Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Class A Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Class A Stock; provided, however, that if all of the shares of Class A Stock subject to such rights or warrants have not been issued when such rights or warrants expire, then the conversion price shall promptly be readjusted to the conversion price which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Class A Stock issued upon the exercise of such rights or warrants. An adjustment made pursuant to this Section (D)(6)(b) shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

                           (c) In case the Corporation shall, at any time or
                  from time to time while any of the shares of this Series are outstanding, distribute to all holders of shares of its Class A Stock evidences of its indebtedness or securities or assets (excluding cash dividends payable out of consolidated earnings or retained earnings or dividends payable in shares of Class A Stock) or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries (excluding those referred to in Section (D)(6)(b)), then in each such case the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price per share (determined as provided in Section (D)(6)(d)) of the Class A Stock on the record date referred to below, and the denominator of which shall be such current market price per share of the Class A Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness or securities or assets so distributed or of such subscription rights or warrants applicable to one share of Class A Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                           (d) For the purpose of any computation under Section
                  (D)(6)(b) and (D)(6)(c), the "current market price" of a share of Class A Stock on any date shall be the average of the daily Closing Prices for 10 consecutive Trading Days before the day in question.

                           (e) The Corporation shall be entitled to make such
                  additional adjustments in the conversion price, in addition to those required by subsections D(6)(a), D(6) (b) and D(6)(c), as shall be necessary in order that any dividend or distribution in shares of stock, subdivision or combination of shares of Common Stock, issuance of rights or warrants, evidences of indebtedness or assets (other than cash dividends payable out of consolidated earnings or retained earnings) referred to above, shall not be taxable to the Stockholders.

                           (f) In any case in which this Section (D)(6) shall
                  require that an adjustment be made retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Business Days following the filing of the statement referred to in Section (D)(6)(h)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Class A Stock and other capital stock of the Corporation issuable upon such conversion over and above (ii) the shares of Class A Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the conversion rate prior to adjustment.

                           (g) Notwithstanding any other provisions of this
                  Section (D)(6), the Corporation shall not be required to make any adjustment of the conversion rate unless such adjustment would require an increase or decrease of at least 1% in such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate.

                           (h) Whenever an adjustment in the conversion rate is
                  required, the Corporation shall forthwith place on file with its Transfer Agent a statement signed by its Chief Executive Officer, Chief Financial Officer or a Senior Vice President and by its Secretary, Assistant Secretary or Treasurer, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment. Promptly after the adjustment of the conversion rate, the Corporation shall mail a notice thereof to each holder of shares of this Series.

                           (i) The term "Class A Stock" as used in this
                  resolution means the Corporation's Class A Stock, $1.00 par value, as the same exists at the date of filing of the Certificate of Designation relating to this Series or any other class of stock resulting from successive changes or reclassifications of such Class A Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to Section
                  (D)(6)(a), the holder of any share of this Series thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Class A Stock, the conversion rate of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Stock contained in subparagraphs (a) through (g) of this Section (D)(6), and the provisions of Section (D)(1) through (5) and (7) through (11) with respect to the Class A Stock shall apply on like or similar terms to any such other shares.

                  (7) In case of (a) any reclassification or change of outstanding shares of Class A Stock issuable upon conversion of shares of this Series (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) or (b) any consolidation or merger of the Corporation with one or more other corporations (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Class A Stock issuable upon conversion of shares of this Series), or (c) any sale or conveyance to another corporation or other entity of all or substantially all of the property of the Corporation, then the Corporation, or such successor corporation or other entity, as the case may be, shall make appropriate provision so that the holder of each share of this Series then outstanding shall have the right to convert such share of this Series into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale, reclassification, change or conveyance by a holder of the number of shares of Class A Stock into which such shares of this Series might have been converted immediately prior to such consolidation, merger, sale, reclassification, change or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section (D). The provisions of this Section
(D)(7) shall apply similarly to successive consolidations, mergers, sales or conveyances.

                  (8) Any shares of this Series which shall at any time have been converted shall, after such conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Class A Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Class A Stock which are held in the treasury of the Corporation.

                  (9) If any shares of Class A Stock required to be reserved for purposes of conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Class A Stock required to be delivered upon conversion of shares of this Series prior to such delivery upon each national securities exchange upon which the outstanding Class A Stock is listed at the time of such delivery.

                  (10) The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Class A Stock on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Class A Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (11) Before taking any action that would result in the conversion price being less than the then par value of the Class A Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Stock at the conversion price.

                  (12) In the event that all shares of Class A Stock are converted into Common Stock of the Corporation in accordance with Article Third
(A)(IV) of the Certificate of Incorporation, all references in this Section (D) to the Class A Stock shall from and after the date of such conversion be deemed references to the Common Stock.

         (E)      VOTING

                  The holders of shares of this Series shall have no voting rights except as otherwise required under the General Corporation Law of the State of Delaware.

         (F)      LIQUIDATION RIGHTS

                  (1) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Junior Stock, the amount of $6.25 per share, plus all accumulated and unpaid dividends to the date of final distribution.

                  (2) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (F).

                  (3) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section (F), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (4) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section (F)(l), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         (G)      PRIORITY

                  (1) For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

                           (i) Prior to the shares of this Series, either as to
                  dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series;

                           (ii) On a parity with shares of this Series, either
                  as to dividends or upon liquidation, whether or not the dividend rates, Dividend Payment Dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                           (iii) Junior to shares of this Series, either as to
                  dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

         IN WITNESS WHEREOF, Fedders Corporation has caused this certificate to be signed and attested this ___ day of ________, 1996.

                                        FEDDERS CORPORATION


                                        By
                                          ---------------------------
                                          Title:

Attest:
       -------------------------
       Secretary